Exhibit (a)(1)(ii)

                              LETTER OF TRANSMITTAL
      To Accompany Certificates Representing Shares of Class A Common Stock
                                       of
                        FIRST CHOICE HEALTH NETWORK, INC.

By Mail:                                  By Hand and Overnight Delivery:
First Choice Health Network, Inc.         First Choice Health Network, Inc.
600 University Street, Suite 1400         600 University Street, Suite 1400
Seattle, Washington 98101                 Seattle, Washington 98101

                       SIGNATURES MUST BE PROVIDED BELOW--
               PLEASE READ THE ACCOMPANYING INSTRUCTIONS CAREFULLY

A properly executed Letter of Transmittal, along with the stock certificates covered thereby, must be received by the Company by 5:00 p.m., Seattle Time, on November 15, 2005 (the "Expiration Date"), unless the Offer is extended.

Ladies and Gentlemen:

The undersigned hereby tenders to First Choice Health Network, Inc., a Washington corporation (the "Company"), shares of the Company's Class A Common Stock, par value $1.00 per share (the "Shares"), as described below. Shares are being tendered pursuant to the Company's offer to purchase up to 200 Shares at a purchase price of $3,787 per Share in cash (the "Offer Price"), without interest, upon the terms and subject to the conditions set forth in the Offer to Purchase Class A Shares dated September 30, 2005, receipt of which is hereby acknowledged.

I (we) hereby represent and warrant that I (we) have full authority to tender and convey the certificate(s) listed below and have title to the Shares free and clear of all encumbrances and agree to furnish or execute any additional documents requested, and to comply with any additional requirements imposed, by the Company to complete such tender and conveyance.

This Letter of Transmittal must be signed by the registered holder(s) exactly as name appears on the certificate(s), or by the authorized agent of such registered holder(s).

                    IMPORTANT--PLEASE SIGN AND DATE BELOW AND
                 COMPLETE SUBSTITUTE FORM W-9 ENCLOSED HEREWITH
              (See Instruction 2 in the accompanying Instructions)

Date:  _______________, 2005

Name of Shareholder: __________________________


Signature(s) of Shareholder (or Agent or Representative): ______________________

                                                      __________________________

Title (if Agent or Representative):  __________________________

Telephone Number:  _____________________________

                       (Please also complete the reverse)

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                     DESCRIPTION OF CERTIFICATES SURRENDERED

Name and Address of Registered Holder:    __________________________
                                          __________________________
                                          __________________________


Certificate Number(s):  __________________________


Check below if your certificate is lost:

|_| I have lost my certificate(s) for _____ shares of First Choice Health Network, Inc., Class A Common Stock and have completed the following Affidavit for Lost Stock Certificate(s). (See Instruction 4.)



                     AFFIDAVIT FOR LOST STOCK CERTIFICATE(S)

The undersigned hereby attests and certifies the following:

1. That I am the lawful owner of the certificate listed on this Letter of Transmittal as lost.

2. That a search for the certificate has been conducted and that the certificate cannot be located.

3. That the certificate has not been endorsed, hypothecated, sold or pledged or encumbered in any form, whatsoever.

In requesting the replacement of this certificate, I hereby agree that: If the certificate is subsequently located, it will be promptly tendered for cancellation. I further agree to protect and hold harmless First Choice Health Network, Inc., and any other party, from and against all losses, expenses, costs and damages including legal fees that may arise in the future as a result of the cancellation and replacement of the certificate. All rights accruing to these parties will not be limited by their negligence, breach of duty, accident, or other obligation on the part of or by any officer or employee of the parties.

Sign Here:  _____________________________________________________


Name:       _____________________________________________________

Title (if Agent or Representative):   ___________________________


Dated: __________________________________________________________



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                               SUBSTITUTE FORM W-9
                               (See Instruction 6)

                 PAYOR'S NAME: FIRST CHOICE HEALTH NETWORK, INC.

Please fill in your name and address below.

Name:  _____________________________

Address (number and street):  __________________________


City, State, Zip Code:  ________________________________


Part 1--Taxpayer Identification Number

Social security number(s) or Employer identification number(s):  _______________


Part 2--Certification

      Under penalties of perjury, I certify that:

      (1) the number shown on this form is my current taxpayer identification number (or I am waiting for a number to be issued to me), and

      (2) I am not subject to backup withholding either because I am exempt from backup withholding, I have not been notified by the Internal Revenue Service (the "IRS") that I am subject to backup withholding as a result of a failure to report all interest or dividends, or the IRS has notified me that I am no longer subject to backup withholding, and

      (3)   I am a U.S. person (including a U.S. resident alien).

Part 3 [check box if appropriate]

      Awaiting TIN  |_|

Part 4 [check box if appropriate]

      For Payee Exempt From Backup Withholding  |_|

Certificate Instructions--You must cross out item (2) in Part 2 above if you have been notified by the IRS that you are subject to backup withholding because of underreporting interest or dividends on your tax return. However, if after being notified by the IRS that you are subject to backup withholding you receive another notification from the IRS stating that you are no longer subject to backup withholding, do not cross out item (2).

Signature  _____________________________  Date  __________________________, 2005

NOTE: FAILURE TO COMPLETE AND RETURN THIS FORM MAY RESULT IN BACKUP WITHHOLDING AT THE APPLICABLE WITHHOLDING RATE OF ANY PAYMENTS MADE TO YOU PURSUANT TO THE OFFER. PLEASE REVIEW INSTRUCTION 6 FOR ADDITIONAL INFORMATION.

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


                     INSTRUCTIONS FOR TENDERING CERTIFICATES
     Forming Part of the Terms and Conditions of this Letter of Transmittal

1. General. The Letter of Transmittal, properly filled in and signed by or on behalf of the registered holder(s) of First Choice Health Network, Inc., Class A Common Stock (or properly constituted assignees) and accompanied by certificate(s) for the shares of First Choice Health Network, Inc., Class A Common Stock, when tendered to the Company, at the addresses set forth on the Letter of Transmittal, will entitle you to receive the Offer Price, subject to the terms and conditions of the Offer. For your convenience, a return envelope is enclosed.

The method of delivery of the certificate(s) is at the option and risk of the shareholder, but if the certificate(s) or documents are sent by mail, it is suggested that registered mail be used for the shareholder's protection.

2. Completion of Letter. Insert your name, address and certificate number in the spaces provided following your signature. If the space provided is insufficient, attach a separate sheet listing this information.

3. Authority of Signatory. If the Letter of Transmittal is executed by an agent, attorney, executor, administrator, trustee, guardian or other fiduciary, or by a person acting in any other fiduciary or representative capacity, or by an officer of a corporation on behalf of the corporation, the full title of such person must be given.

4. Lost Certificate(s). If you cannot locate your certificate(s), please check the appropriate box and complete the accompanying Affidavit for Lost Stock Certificate(s) along with the rest of this Letter of Transmittal and return it to the Company.

5. Validity of Tender; Irregularities. All questions as to validity, form and eligibility of any tender of certificate(s) will be determined by First Choice Health Network, Inc. and such determination shall be final and binding absent manifest error. First Choice Health Network, Inc., reserves the right to waive any irregularities or defects in the tender of any certificate(s).

6. Substitute Form W-9. Each tendering shareholder is required to provide such holder's correct taxpayer identification number ("TIN") on the accompanying Substitute Form W-9 and to certify whether the shareholder is subject to backup withholding. Failure to provide such information on the form may subject the tendering shareholder to federal income tax withholding at the applicable withholding rate on payments made to such tendering shareholder. If such holder is an individual, the TIN is his or her social security number. The box in part 3 of the form should be checked if the tendering holder has not been issued a TIN and has applied for a TIN or intends to apply for a TIN in the near future. Exempt holders should indicate their exempt status by checking the box in part 4 of Substitute Form W-9 above. If backup withholding applies, the Company is required to withhold tax at the applicable rate of any payments made to the holder or other payee. Backup withholding is not an additional tax. If withholding results in an overpayment of taxes, a refund may be obtained from the Internal Revenue Service.


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